UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2011

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

27001 Agoura Road, Calabasas, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2011, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiary, PennyMac Corp. (“PMC”), entered into an amendment (the “Amendment”) to its master repurchase agreement, dated November 2, 2010 (the “Repurchase Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) and PMC, the Company and PennyMac Operating Partnership, L.P. (the “Operating Partnership”).

Pursuant to the terms of the Repurchase Agreement, PMC may sell, and later repurchase, newly originated mortgage loans.  The Repurchase Agreement is used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization.  The principal amount paid by CSFB for each eligible mortgage loan is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC is required to repay CSFB the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase.  The Repurchase Agreement is committed through October 30, 2012, and the obligations of PMC are fully guaranteed by the Company and the Operating Partnership. The mortgage loans are serviced by PLS pursuant to the terms of the Repurchase Agreement.  Other material terms of the Repurchase Agreement and related guaranty are described more fully in Item 5 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010.

Under the terms of the Amendment, the maximum aggregate purchase price provided for in the Repurchase Agreement was increased from $150 million to $250 million until December 30, 2011, at which time the Amendment will expire and the maximum aggregate purchase price will revert back to $150 million.  The Company, through PMC, is required to pay CSFB a fee for the structuring of the Amendment, as well as certain other administrative costs and expenses.  All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects.

PLS is the Company’s loan servicer pursuant to a loan servicing agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, and the full text of the Repurchase Agreement and the related guaranty, which were filed as Exhibits 10.13 and 10.14, respectively, to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment Number Five to Master Repurchase Agreement, dated as of November 30, 2011, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: December 5, 2011	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Amendment Number Five to Master Repurchase Agreement, dated as of November 30, 2011, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.